EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statements No. 333-60998 and 333-61102 of James Monroe Bancorp, Inc. on Forms S-8 of our report, dated January 16, 2002, relating to the consolidated balance sheets of James Monroe Bancorp, Inc. and Subsidiary as of December 31, 2001 and 2000, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the years ended December 31, 2001, 2000 and 1999 appearing in this Form 10-KSB.


/s/ Yount, Hyde & Barbour, P.C.


Winchester, Virginia
February 12, 2002